UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2006, Zila, Inc. (the “Company”), certain of its domestic subsidiaries (together with the Company, the “Borrowers”) and Black Diamond Commercial Finance, L.L.C. (“BDCF”), the initial lender and administrative agent, entered into a $40 million credit facility (the “Credit Agreement”) consisting of a $20 million term loan credit facility, available immediately, and a $20 million incremental term loan facility, available upon the occurrence of certain events. The Credit Agreement was first amended on June 6, 2006. On August 4, 2006, the Borrowers entered into a Second Amendment to Credit Agreement and Waiver (the “Second Amendment”). The Second Amendment, among other things,: (i) waived the requirement to comply with certain minimum EBITDA financial covenants with respect to the Nutraceuticals Business for the month of June 2006, (ii) included additional financial reporting requirements related to minimum unrestricted cash, cash flow forecasts and related certifications, (iii) amended the timing for placement of a mortgage or deed of trust on the Prescott Facility, and (iv) required the payment of a $150,000 amendment fee.
This description of select terms of the Second Amendment set forth in this Item 1.01 is not intended to be a full summary and is qualified in its entirety by reference to the text of the Amendment, a copy of which is incorporated by reference herein as Exhibit 10.1.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth above in Item 1.01 is hereby incorporated into this Item 2.04 by reference.
On August 1, 2006, the Company received a notice of default and reservation of rights letter (the “Default Notice”) from BDCF, in connection with the Company’s non-compliance with certain minimum EBITDA financial covenants with respect to the Nutraceuticals Business contained in the Credit Agreement. The Default Notice advised the Company that the lenders reserved all of their rights and remedies under the Credit Agreement arising as a result of the event of default, including the right to accelerate the Company’s loan obligations. As indicated above, the Second Amendment waived any existing defaults related to this minimum EBITDA financial covenant and a few other minor defaults related to the Credit Agreement.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement and Waiver dated August 4, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: August 7, 2006	By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement and Waiver dated August 4, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.